Exhibit 99

Company Contact:

MedicalCV, Inc.	Marc P. Flores	Michael A. Brodeur
(651) 452-3000	President and Chief Executive Officer	Vice President, Finance and Chief Financial Officer

MedicalCV, Inc. Announces Completion of 1st Closed-Chest,

Beating Heart Cardiac Ablation with the SOLAR™ System

- Ground-Breaking Technology Makes Least Invasive Surgical Ablation a Reality -

MINNEAPOLIS—(BUSINESS WIRE)—September 19, 2007—MedicalCV, Inc. (OTC Bulletin Board: MCVI), www.medcvinc.com, announced today that J. Crayton Pruitt, M.D., one of the nation’s leading pioneers in the minimally invasive surgical (“MIS”) treatment of atrial fibrillation, completed the world’s 1st closed-chest, beating heart cardiac ablation using the SOLAR™ Surgical Ablation System. Dr. Pruitt, a member of MedicalCV’s Scientific Advisory Board, performed the procedure yesterday at Morton Plant Hospital in Clearwater, Florida.

“I am excited to be the first surgeon to use the SOLAR™ System in a truly endoscopic approach,” said Dr. Pruitt, a cardiothoracic surgeon at Cardiac Surgical Associates in Florida. “After completing the pulmonary vein isolation, I was especially pleased that I was able to demonstrate exit block which has been somewhat elusive with other technologies in the past.”

Marc P. Flores, President and CEO of MedicalCV stated, “This procedure represents the culmination of 36 months of focused customer interaction and intense product development to enable a true, minimally invasive surgical ablation. Coupled with the 15 ablations already performed with Intuitive Surgical’s da Vinci Robot, we believe this latest procedure establishes MedicalCV as a leading player in the rapidly evolving MIS ablation market.” Flores added, “We are grateful to Dr. Pruitt and his team at Morton Plant Hospital for helping us to reach this important milestone.”

The SOLAR™ System received FDA clearance for the ablation or coagulation of soft tissue in March 2007. This builds on previous clearances for the company’s ATRILAZE™ System for the delivery of laser light to soft tissue, including cardiac tissue, during surgical procedures. However, the treatment of cardiac arrhythmias is specifically excluded for both ablation systems. To date, the company’s laser-based technologies have been used in numerous institutions around the country including Baylor University Medical Center, University of Michigan Medical Center, Chicago’s Northwestern Memorial Hospital, Baptist Medical Center in San Antonio, Texas, as well as Scottsdale Healthcare—Osborn and Banner Baywood Heart Hospital in Arizona.

About MedicalCV, Inc.

MedicalCV, Inc. is a medical device company that develops, manufactures and sells innovative, laser-based surgical ablation systems to create precise, clinically relevant lesions, or scars, in both soft and cardiac tissue. The Company’s core products are the SOLAR™ and ATRILAZE™ Surgical Ablation Systems for use in soft and cardiac tissue ablation procedures, respectively; however, neither has been cleared for use in the treatment for cardiac arrhythmias. Both the SOLAR™ and ATRILAZE™ Systems have been utilized in concomitant open-heart and, by some cardiothoracic surgeons, in minimally invasive cardiac surgery procedures. The Company’s common stock is traded on the OTC Bulletin Board under the symbol “MCVI.”

This release contains certain forward-looking statements of expected future developments, as defined in the Private Securities Litigation Reform Act of 1995. The forward-looking statements in this release refer to expectations regarding the commercialization of the company’s SOLAR™ and ATRILAZE™ Surgical Ablation Systems. These forward-looking statements reflect management’s expectations and are based on currently available data; however, actual results are subject to future risks and uncertainties, which could materially affect actual performance. Risks and uncertainties that could affect such performance include, but are not limited to, the following: the Company’s ability to obtain financing required to continue operations; the ability to gather acceptable clinical data in a timely manner to support regulatory clearances; the ability of the Company’s suppliers to provide it with suitable clinical product; the Company’s ability to acquire qualified capital equipment and to manufacture the disposable components of its products in sufficient quantities to support initial clinical sites; competing technological and market developments; physician acceptance of the Company’s products; dependence upon reimbursements and third party payors; the possibility that current clearances on the Company’s products may not be sufficient to encourage widespread usage; and the strength of the market for ablation products. For more detailed information about these risks and uncertainties, please review the Cautionary Statement set forth in the Company’s Annual Report on Form 10-KSB, as filed with the Securities and Exchange Commission on July 25, 2007.

These events and uncertainties are difficult or impossible to predict accurately and many are beyond the Company’s control. The Company assumes no obligation to publicly release the results of any revisions that may be made to any forward-looking statements to reflect events or uncertainties after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

For further information on MedicalCV, Inc., please visit www.medcvinc.com.

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